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Exhibit 10.43

                             SUBSCRIPTION AGREEMENT





         This subscription (this "Subscription") is dated April 28, 2003 between Greenwich Growth Fund Ltd. and HiEnergy Technologies Inc., a Delaware corporation ("Seller") whereby the parties agree as follows:



I. Subscription.

         a) The Buyer shall buy and the Seller agrees to sell and issue to the Buyer 700,000 shares of the Seller's common stock (the "Shares) on the date hereof, at a price Share equal to $0.35, for an aggregate purchase price of $245,000 (the "Purchase Price").

         b) The Shares have been registered on a Form SB-2, Registration No. 333- 101055 which registration statement (the " has been declared e by the Securities and Exchange Commission as of April 23, 2003, has remained effective since such date and is effective on the date hereof

         c) On the date hereof, the Seller shall deliver the Shares to the Buyer either via the Depository Trust Company's (DTC") Deposit Withdrawal Agent Commission (`DWAC') system via the DTC instructions set forth on the signature page hereto or via overnight courier. The Purchase Price shall be paid to the Seller as set forth in the escrow agreement, entered into among the Purchaser, thy Company and the escrow agent signatory thereto, in the form of Exhibit A hereto (the "Escrow Agreement"). On or before the date hereof, the Buyer shall have wired the Purchase Price to the escrow agent pursuant to the wire instructions set forth in the l Agreement. The obligations of the parties hereunder shall be conditioned upon the execution and delivery by each other party of the Escrow Agreement. The Shares must be unlegended and free of any resole restrictions that may be imposed by or on behalf of the Seller. Both parties hereby agree and acknowledge that delivery of the Shares via DTC's DWAC system is a material obligation of the Seller and furthermore, with respect to each party's obligations hereunder, time is of the essence.

         d) Pursuant to Rule 424 (b) (1) under the Securities Act of 1933, as amended, the Seller agrees to file a prospectus under Rule 424 (b)(1). Buyer acknowledges delivery and receipt of the prospectus in the form filed with the Company's Registration Statement on Form SB-2/A-2 on April 22, 2003.

2. Seller Representations and Warranties. The Seller represents and warrants that: (a) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by


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and constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breath of
(i) the Sellers certificate of incorporation or by-laws, or (ii) in any material respect, any agreement to which the Seller is a party or by which any of its property or assets is bound; (d) upon issuance in accordance with the terms hereof the Shares shall be duly and validly issued and outstanding, fully paid and non-assessable, and the Buyer shall be entitled to all rights accorded to a holder of Common Stock; and (c) the Registration Statement and the final prospectus included therein do not contain untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

3. Buyer Representations and Warranties. The Buyer represents and warrants with respect only to it that:

         a) Compliance with Securities Laws. The sale of the Shares will be in compliance with all applicable state and federal securities laws.

         b) Authorization: Enforceability. This Subscription has beau duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors rights and remedies.

         c) Investigation; Economic Risk. Such Buyer has had such opportunity as such Buyer has deemed adequate to obtain from publicly available sources or from representatives of the Company such information as is necessary to permit such Buyer to evaluate the merits and ri of its investment in the company. Such Buyer understands that its investment in the Shares involves a high degree of risk and hereby represents that it is able to bear the economic risk of holding such Shares as may be acquired pursuant to this Subscription.

         d) Buyer Status. Such Buy is acquiring the Securities as principal for its own account for investment purposes only. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.



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4. Indemnification.



         a) The Seller agrees that it shall indemnify and hold harmless, the Buyer, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether c not resulting in any liability (provided, however that the Seller shall only pay for one separate legal counsel for the Indemnified Parties, and such counsel shall be selected by Buyers holding a majority-in-interest of the Shares inc in the Registration Statement to which the claim relates), incurred by an Indemnified Party arising out of or resulting from: (1) any actions taken or omitted to be taken by the Seller its affiliates, employees or agents arising out of or resulting from the execution, delivery, performance, breach by the Company or enforcement of this Subscription or (2) any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information contained in the registration statement and/or final prospectus furnished to the Buyer by or on behalf of the Seller or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however the Seller will not be liable (i) to the extent and only to the extent that any loss, claim, damage liability or expanse is finally judicially determined to have resulted primarily from the Buyer's willful misconduct, fraudulent action(s), or negligence in performing its obligations hereunder (ii) for any amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Seller which consent shall not be unreasonably withheld, or (iii) far any claim arising out of or based upon any information furnished in writing to the Seller by any Indemnified Party expressly for use in connection with the preparation of the Prospectus or any amendment or supplement thereto.

         (b) If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or Sufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Seller shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Seller on the one hand and the Buyer on the other, from the transaction or proposed transaction under this Subscription or, if allocation on that basis is not permitted under applicable laws in such proportion as is appropriate to reflect not only the relative benefits received by the Seller on the one hand and the Buyer on the other, but also the relative fault of the Seller and the Buyer.


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         c) The Seller shall not settle or compromise or consent to the entry of any Judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such indemnified Party reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

         d) In the event any Indemnified Party shall incur any expenses covered by this Section 4, the Seller shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party delivery to the Seller of an invoice therefore, with receipts attached. Such obligation of the Seller to so advance funds may be conditioned upon the Seller's receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10), business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

         e) The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in f force and effect following the expiration or termination of the Buyer's engagement and shall be binding on any successors or assigns of the Seller and successors or assigns to all or substantially all of the Seller's business or assets.



5. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and halt be deemed to have been delivered:
(i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) on the next business day after deposit with a nationally recognized overnight courier with next delivery guaranteed. The address and facsimile numbers for such communications shall be:

         To the Seller:  1601 Alton Parkway, Unit B

                         Irvine, California 92606

                         Telephone (949) 757-0855



         With a Copy to: Nicholas J. Yocca, Esq.
                         Yocca Patch & Yocca, LISP
                         19900 MacArthur Blvd. Suite 650
                         Irvine, California 92612
                         Telephone (949) 253-0800


         To the Buyer:   as set forth on the signature page hereto.


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6. Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of; or protection of any of its rights under this Agreement.

7. Confidentiality. The Seller agrees that it will not disclose, and will not include in any public announcement, the name of the Buys, unless expressly agreed to by the Buyer or unless and until such disclosure is required by law or applicable regulation, and then only to the extant of such requirement.

8. Miscellaneous.

         a) This Subscription constitutes the attire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the patty to be charged hereunder.

         b) This Subscription may be executed in any numbs of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

         c) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be Invalid, illegal or unenforceable in any respect such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

         d) The Company hereby covenants that it will not sell any of its common stock registered under the Registration Statement for a period of three weeks from the date hereof.


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         If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.



                               AGREED AND ACCEPTED:

                               SELLER:

                               HIENERGY TECHNOLOGIES, INC.

                               By:      /s/ B.C. MAGLICH
                                 ----------------------------------------

                                        Name: Bogdan C. Maglich

                                        Title: Chairman, CEO and Treasurer

AGREED AND ACCEPTED

BUYER:

GREENWICH GROWTH FUND LTD.

By: /s/ E. SCHEMENAUER
  --------------------------
Name: Evan Schemenauer

Title: Director



Addresses for Notice:

C/o Consolidated Fund Management Ltd.

P.O. Box HM 2257

Hamilton, Bermuda

HMIX Attn: Evan Schemenauer



DTC Instructions:

Canaccord Capital Corp.

A/C Name: Greenwich Growth Fund

A/C 31F 607F7

DTC: 5046





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